Exhibit 99.3
UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION
On July 7, 2020, indirect subsidiaries of KKR & Co. Inc. (“KKR”), Magnolia Parent LLC (“Magnolia Parent”) and Magnolia Merger Sub Limited, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Atlantic Financial Group Limited (“Global Atlantic”), Global Atlantic Financial Life Limited, LAMC LP, and Goldman Sachs & Co. LLC, solely in its capacity as the Equity Representative (as defined in the Merger Agreement). Pursuant to the Merger Agreement, at the closing, Global Atlantic will continue as the surviving entity and become a direct subsidiary of Magnolia Parent (the “Acquisition”).
The following unaudited pro forma combined historical consolidated financial information of KKR and Global Atlantic is presented to illustrate the estimated effects of the Acquisition and certain other related transactions and adjustments described below (collectively, “Adjustments” or “Transaction Accounting Adjustments”).
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020 combine the historical consolidated statements of operations of KKR and consolidated statements of income of Global Atlantic, after giving effect to the Acquisition and other Adjustments as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined statement of financial condition as of June 30, 2020 combines the historical consolidated statement of financial condition of KKR and consolidated balance sheet of Global Atlantic, after giving effect to the Acquisition and other Adjustments as if they had occurred on June 30, 2020. We refer to these unaudited pro forma condensed combined statements of operations and unaudited pro forma condensed combined statement of financial condition as the “pro forma financial information.”
The pro forma financial information should be read in conjunction with the accompanying notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of KKR and Global Atlantic:
•
audited consolidated financial statements of KKR as of and for the fiscal year ended December 31, 2019 and the related notes included in KKR’s Annual Report on Form 10-K for the year ended December 31, 2019;

•
unaudited condensed consolidated financial statements of KKR as of and for the six months ended June 30, 2020, and the related notes included in KKR’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020;

•
audited consolidated financial statements of Global Atlantic as of and for the fiscal year ended December 31, 2019 and the related notes included as Exhibit 99.1 to this Current Report on Form 8-K; and

•
unaudited condensed consolidated financial statements of Global Atlantic as of and for the six months ended June 30, 2020, and the related notes included as Exhibit 99.2 to this Current Report on Form 8-K.

The pro forma financial information has been prepared by KKR for illustrative and informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2020 (“Article 11”). We elected to voluntarily comply with the amended Article 11 in advance of the mandatory compliance date. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what KKR’s consolidated statements of operations or consolidated statement of financial condition actually would have been had the Acquisition and other Adjustments been completed as of the dates indicated or will be for any future periods. The pro forma financial statements do not purport to project the future financial position or operating results of KKR following the completion of the Acquisition. The pro forma financial information does not include adjustments to reflect any potential revenue synergies or cost savings that may be achievable in connection with the Acquisition.
The pro forma financial information has been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), with KKR being the accounting acquirer in the Acquisition. The pro forma Adjustments are preliminary, based upon available information and prepared solely for the purpose of this pro forma financial information. These Adjustments are based on preliminary estimates and will be different from the adjustments based on final acquisition accounting when it is completed, and these differences could be material. As a result of displaying amounts in millions, rounding differences may exist in the tables below.
Under the Merger Agreement, Magnolia Parent agreed to pay existing shareholders of Global Atlantic an amount in cash equal to 1.0x U.S. GAAP Shareholders’ Equity of Global Atlantic, excluding Accumulated Other Comprehensive Income ($4,366 million as of June 30, 2020) and subject to certain other adjustments (“GA Book Value,” estimated as approximately $4,360 million as of June 30, 2020 for purposes of the pro forma financial information), as of the date of closing. The amount of consideration payable by KKR will be reduced by the amount of any equity roll-over by certain existing shareholders of Global Atlantic who elect to roll over their equity in Global Atlantic at closing (“Rollover Investors”). In addition, KKR intends to syndicate equity interests in Global Atlantic to minority co-investors (“Co-Investors”), which would also have the effect of reducing the amount of consideration payable by KKR’s balance sheet at closing.
The pro forma financial information gives effect to the following assumed sources of funds to satisfy the estimated $4,360 million of consideration (based on GA Book Value as of June 30, 2020) to be paid by KKR to complete the Acquisition:
•
an assumed economic ownership of approximately 60% of Global Atlantic by KKR at closing, after giving effect to the assumed equity interests of the Rollover Investors and the Co-Investors, which will account for an estimated 40% or $1,744 million of the preliminary estimated consideration;

•	an assumed draw-down of $1,000 million from KKR’s existing revolving credit facility;
•
assumed proceeds of $730 million from the issuance of $750 million (estimated 15,000,000 shares and assumed liquidation preference of $50 per share) of mandatorily convertible preferred stock of KKR (“MCPS”), net of estimated issuance costs; and

•	assumed use of cash on hand of $886 million.
The assumed sources of funds set forth above are based on currently available information and assumptions that management believes are, under the circumstances and given the preliminary information available at this time, reasonable, directly attributable to the Acquisition, and reflective of currently expected and available capital sources that may be used to complete the Acquisition. There is no guarantee that the actual sources of funds used to complete the Acquisition will be the same as the assumed sources presented in the pro forma financial information. Depending on actual sources of funds used to complete the Acquisition, the financial condition and operating results of KKR following the Acquisition may be materially different from the pro forma information.
The pro forma financial information reflects pro forma adjustments KKR believes are necessary to present fairly KKR’s pro forma results of operations and financial position following the closing of the Acquisition as of and for the periods indicated. The pro forma adjustments are based on currently available information and assumptions KKR believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the Acquisition, and reflective of adjustments necessary to report KKR’s financial condition and results of operations as if KKR completed the Acquisition.

KKR & Co. Inc.
Unaudited Pro Forma Combined Statement of Financial Condition (as of June 30, 2020)
(Amounts in Millions, Except Share and Per Share Data)
	Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined
	KKR	Global Atlantic
ASSETS
Asset Management
Cash and Cash Equivalents	$2,455	$—	$(886)	6 (A)	$1,569
Cash and Cash Equivalents Held at Consolidated Entities	1,151	—	—		1,151
Restricted Cash and Cash Equivalents	134	—	—		134
Investments	54,425	—	—		54,425
Due from Affiliates	930	—	—		930
Other Assets	3,016	—	—		3,016
	62,111	—	(886)		61,225
Insurance
Cash and Cash Equivalents	—	1,629	—		1,629
Investments	—	77,875	260	6(B)	78,135
Accrued Investment Income	—	561	—		561
Reinsurance Recoverable	—	4,169	—		4,169
Deferred Policy Acquisition Costs	—	1,804	(1,804)	6(C)	—
Value of Business Acquired	—	310	(124)	6(D)	186
Other Assets	—	803	486	6(E)	1,289
Separate Account Assets	—	5,015	—		5,015
	—	92,166	(1,182)		90,984
Total Assets	$62,111	$92,166	$(2,068)		$152,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Asset Management
Debt Obligations	$28,677	$—	$1,000	6(F)	$29,677
Due to Affiliates	261	—	—		261
Accounts Payable, Accrued Expenses and Other Liabilities	3,777	—	20	6(J)	3,797
	32,715	$—	1,020		33,735
Insurance
Policy Liabilities and Accruals:
Future Policyholder Benefits	—	5,863	338	6(G)	6,201
Outstanding Claims	—	225	—		225
Contractholder Deposit Funds and Other Policyholder Liabilities	—	68,437	826	6(H)	69,263
Total Policyholder Liabilities	—	74,525	1,164		75,689
Debt	—	1,163	(93)	6(I)	1,070
Tax Payable to Former Parent Company	—	85	—		85
Collateral on Derivative Instruments	—	485	—		485
Funds Withheld Payable at Interest	—	1,980	—		1,980
Securities Sold under Agreements to Repurchase	—	402	—		402
Accrued Expenses and Other Liabilities	—	1,581	(218)	6(E), 6(J)	1,363
Reinsurance Liabilities	—	255	—		255
Separate Account Liabilities	—	5,015	—		5,015
	—	85,491	853		86,344
Total Liabilities	32,715	85,491	1,873		120,079
					(continued

KKR & Co. Inc.
Unaudited Pro Forma Combined Statement of Financial Condition (as of June 30, 2020)
(Amounts in Millions, Except Share and Per Share Data)
	Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined
	KKR	Global Atlantic
Commitments and Contingencies

Redeemable Non Controlling Interests	—	89	—		89

Stockholders' Equity
Mandatory Convertible Preferred Stock (“MCPS”)	—	—	730	6(K)	730
Series A and B Preferred Stock, $0.01 par value. 13,800,000 and 6,200,000 shares, respectively, issued and outstanding as of June 30, 2020	483	—	—		483
Series I Preferred Stock, $0.01 par value. 1 share authorized, 1 share issued and outstanding as of June 30, 2020	—	—	—		—
Series II Preferred Stock, $0.01 par value. 499,999,999 shares authorized, 285,978,495 shares, issued and outstanding as of June 30, 2020	3	—	—		3
Common Stock, $0.01 par value. 3,500,000,000 shares authorized, 559,140,869 shares, issued and outstanding as of June 30, 2020	6	1	(1)	6(K)	6
Additional Paid-In Capital	8,460	1,532	(1,532)	6(K)	8,460
Retained Earnings	1,057	2,833	(2,853)	6(K)	1,037
Accumulated Other Comprehensive Income (Loss)	(53)	2,029	(2,029)	6(K)	(53)
Total Stockholders' Equity	9,956	6,395	(5,685)		10,666
Noncontrolling Interests	19,440	191	1,744	6(K)	21,375
Total Equity	29,396	6,586	(3,941)		32,041
Total Liabilities and Equity	$62,111	$92,166	$(2,068)		$152,209

KKR & Co. Inc.
Unaudited Pro Forma Combined Statement of Operations (for the six months ended June 30, 2020)
(Amounts in Millions, Except Share and Per Share Data)
	Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined
	KKR	Global Atlantic
Revenues:
Asset Management
Fees and Other	$774	$—	$—		$774
Capital Allocation-Based Income (Loss)	(444)	—	—		(444)
	330	—	—		330
Insurance
Premiums	—	267	—		267
Policy Fees	—	595	6	7(A)	601
Net Investment Income	—	1,530	(112)	7(B)	1,418
Net Investment (Losses) Gains	—	(51)	(32)	7(C)	(83)
Other Income	—	27	—		27
	—	2,368	(138)		2,230
Total Revenues	330	2,368	(138)		2,560
Expenses:
Asset Management
Compensation and Benefits	329	—	—		329
Occupancy and Related Charges	34	—	—		34
General, Administrative and Other	297	—	—		297
	660	—	—		660
Insurance
Policy Benefits and Claims	—	1,769	(30)	7(A)	1,739
Amortization of Policy Acquisition Costs	—	101	(91)	7(A)	10
Interest Expense	—	35	(1)	7(D)	34
Insurance Expenses	—	84	—		84
General and Administrative Expenses	—	228	—		228
	—	2,217	(122)		2,095
Total Expenses	660	2,217	(122)		2,755

Investment Income (Loss) - Asset Management
Net Gains (Losses) from Investment Activities	(2,463)	—	—		(2,463)
Dividend Income	179	—	—		179
Interest Income	685	—	—		685
Interest Expense	(502)	—	(15)	7(E)	(517)
Total Investment Income (Loss) - Asset Management	(2,101)	—	(15)		(2,116)

Income (Loss) Before Taxes	(2,431)	151	(31)		(2,311)
Income Tax Expense (Benefit)	(154)	(38)	(6)	7(F)	(198)
Net Income (Loss)	(2,277)	189	(25)		(2,113)
Net Income (Loss) Attributable to Noncontrolling Interests and redeemable non controlling interests	(1,703)	(66)	133	7(E)	(1,636)
Net Income (Loss) Attributable to KKR & Co. Inc.	(574)	255	(158)		(477)
MCPS Dividends	—	—	23	7(E)	23
Series A Preferred Stock Dividends	12	—	—		12
Series B Preferred Stock Dividends	5	—	—		5
					(continued )

KKR & Co. Inc.
Unaudited Pro Forma Combined Statement of Operations (for the six months ended June 30, 2020)
(Amounts in Millions, Except Share and Per Share Data)
	Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined
	KKR	Global Atlantic
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$(591)	$255	$(181)		$(517)
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock
Basic	$(1.06)			7(H)	$(0.92)
Diluted	$(1.06)			7(H)	$(0.92)
Weighted Average Shares of Common Stock Outstanding
Basic	558,961,992			7(H)	558,961,992
Diluted	558,961,992			7(H)	558,961,992

KKR & Co. Inc.
Unaudited Pro Forma Combined Statement of Operations (for the year ended December 31, 2019)
(Amounts in Millions, Except Share and Per Share Data)
	Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined
	KKR	Global Atlantic
Revenues:
Asset Management
Fees and Other	$1,790	$—	$—		$1,790
Capital Allocation-Based Income (Loss)	2,430	—	—		2,430
	4,220	—	—		4,220
Insurance
Premiums	—	1,292	—		1,292
Policy Fees	—	1,223	(15)	7(A)	1,208
Net Investment Income	—	2,923	(223)	7(B)	2,700
Net Investment (Losses) Gains	—	576	—		576
Other Income	—	58	—		58
	—	6,072	(238)		5,834
Total Revenues	4,220	6,072	(238)		10,054
Expenses:
Asset Management
Compensation and Benefits	2,117	—	—		2,117
Occupancy and Related Charges	63	—	—		63
General, Administrative and Other	729	—	20	7(G)	749
	2,909	—	20		2,929
Insurance	—
Policy Benefits and Claims	—	4,521	(74)	7(A)	4,447
Amortization of Policy Acquisition Costs	—	287	(269)	7(A)	18
Interest Expense	—	67	1	7(D)	68
Insurance Expenses	—	106	—		106
General and Administrative Expenses	—	488	9	7(G)	497
	—	5,469	(333)		5,136
Total Expenses	2,909	5,469	(313)		8,065

Investment Income (Loss) - Asset Management
Net Gains (Losses) from Investment Activities	3,162	—	—		3,162
Dividend Income	319	—	—		319
Interest Income	1,419	—	—		1,419
Interest Expense	(1,044)	—	(30)	7(E)	(1,074)
Total Investment Income (Loss) - Asset Management	3,856	—	(30)		3,826

Income (Loss) Before Taxes	5,167	603	45		5,815
Income Tax Expense (Benefit)	529	39	12	7(F)	580
Net Income (Loss)	4,638	564	33		5,235
Net Income (Loss) Attributable to Noncontrolling Interests and redeemable non controlling interests	2,634	(69)	385	7(E)	2,950
Net Income (Loss) Attributable to KKR & Co. Inc.	2,004	633	(352)		2,285
MCPS Dividends	—	—	45	7(E)	45
Series A Preferred Stock Dividends	23	—	—		23
Series B Preferred Stock Dividends	10	—	—		10
					(continued)

KKR & Co. Inc.
Unaudited Pro Forma Combined Statement of Operations (for the year ended December 31, 2019)
(Amounts in Millions, Except Share and Per Share Data)
	Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined
	KKR	Global Atlantic
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$1,971	$633	$(397)		$2,207
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock
Basic	$3.62			7(H)	$4.05
Diluted	$3.54			7(H)	$3.87
Weighted Average Shares of Common Stock Outstanding
Basic	545,096,999			7(H)	545,096,999
Diluted	557,687,512			7(H)	578,012,715

Note 1 – Description of Transaction
On July 7, 2020, indirect subsidiaries of KKR, Magnolia Parent and Magnolia Merger Sub Limited, entered into the Merger Agreement with Global Atlantic, Global Atlantic Financial Life Limited, LAMC LP, and Goldman Sachs & Co. LLC, solely in its capacity as the Equity Representative (as defined in the Merger Agreement). Pursuant to the Merger Agreement, at the closing, Global Atlantic will continue as the surviving entity and become a direct subsidiary of Magnolia Parent.
Under the Merger Agreement, Magnolia Parent agreed to pay existing shareholders of Global Atlantic an amount in cash equal to 1.0x GA Book Value, subject to certain other adjustments, as of the date of closing. For purposes of calculating the estimated total consideration, GA Book Value as of June 30, 2020 was approximately $4,360 million. KKR estimates it will have an economic ownership of approximately 60% of Global Atlantic at closing after taking into account Rollover Investors’ and Co-Investors’ anticipated equity ownership of Global Atlantic.
Note 2 – Basis of Presentation
The pro forma financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”) and are derived from the audited and unaudited historical financial statements of KKR and Global Atlantic.
The pro forma financial information has been prepared by KKR for illustrative and informational purposes only in accordance with Article 11. The pro forma financial information is not necessarily indicative of what KKR’s consolidated statements of operations or consolidated statement of financial condition would have been had the Acquisition and other Adjustments been completed as of the dates indicated or will be for any future periods. The pro forma financial statements do not purport to project the future financial position or results of operations of KKR following the completion of the Acquisition. The pro forma financial information does not include adjustments to reflect any potential revenue synergies or cost savings that may be achievable in connection with the Acquisition. The pro forma financial information reflects pro forma Adjustments management believes are necessary to present fairly KKR’s pro forma results of operations and financial position following the closing of the Acquisition as of and for the periods indicated. The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the Acquisition, and reflective of adjustments necessary to report KKR’s financial condition and results of operations as if KKR completed the Acquisition.
The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible that the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.
The allocation of the estimated consideration is preliminary and is pending finalization of various estimates, inputs and analyses. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the Acquisition, the actual amounts eventually recorded for the purchase accounting, including the identifiable intangibles and goodwill, may differ materially from the information presented.
The initial allocation of the preliminary estimated consideration in this pro forma financial information is based upon the GA Book Value as of June 30, 2020 and anticipated Rollover Investors and Co-Investors. As a result, the preliminary estimated consideration to be paid by KKR will be different on the closing date of the Acquisition.
At this preliminary stage, the estimated identifiable finite lived intangible assets include value of business acquired (“VOBA”) and value of distribution network acquired (“VODA”). The estimated identifiable indefinite lived intangible assets relate to Global Atlantic’s trade names and state insurance licenses acquired, which will not be amortized but will be subject to periodic impairment testing and are subject to the same risks and uncertainties noted for the identifiable finite lived intangible assets. In addition, total policyholder liabilities represent the estimated fair value of Global Atlantic’s contract holder funds, future policy benefits and liability for policy and contract claims. Goodwill represents the excess of the estimated purchase price over the estimated fair value of Global Atlantic’s assets and liabilities, including the fair value of the estimated identifiable finite and indefinite lived intangible assets and liabilities described above. Goodwill will not be amortized, but will be subject to periodic impairment testing.
Upon consummation of the Acquisition and the completion of a formal valuation study, the estimated fair value of the assets and liabilities will be updated, including the estimated fair value and useful lives of the identifiable intangible assets and allocation of the excess purchase price to goodwill. The calculation of goodwill and other identifiable intangible assets could be materially impacted by changing fair value measurements caused by the volatility in the current market environment. Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. Total transaction related costs for KKR and Global Atlantic in connection with the acquisition are estimated to be approximately $29 million. These anticipated Acquisition-related transaction costs are reflected in the unaudited pro forma condensed combined statement of financial condition as a liability and are reflected as expense in the pro forma condensed combined statement of operations for the year ended December 31, 2019.
The pro forma financial information does not reflect the following items:
•
the impact of possible new investment management agreements anticipated to be entered into between KKR and insurance subsidiaries of Global Atlantic. The terms of any investment management agreements are subject to negotiation and regulatory approvals and there can be no assurance that such agreements will be executed upon closing;

•	the impact of any potential benefits or synergies that may be achievable in connection with the Acquisition, as there is no assurance that such benefits or synergies will be achieved; and
•	changes in cost structure or restructuring activities as such changes have yet to be determined.
The presentations in the pro forma financial information reflect the significant industry diversification of KKR and Global Atlantic. Global Atlantic operates an insurance business and KKR operates an alternative asset management business, each of which possess distinct characteristics. As a result, KKR has developed a two-tiered approach for the pro forma financial information presentations. KKR believes that these presentations provide a more meaningful and informative view of the pro forma combined financial position and results of operations than traditional aggregate presentations. KKR believes that reporting Global Atlantic’s insurance operations separately is appropriate given, among other factors, the relative significance of Global Atlantic’s policyholder liabilities, which are not guaranteed by KKR. KKR’s presentations utilize line item descriptions from Regulation S-X to the extent applicable and material. Were more traditional presentations used, KKR would eliminate or combine several identical or similar captions, which would condense the presentations, but would reduce transparency. KKR also believes that traditional presentations would result in no new line items presented compared to the two-tier presentations included in the pro forma financial information.
Note 3 – Reclassifications and Conforming Accounting Policies
At this time, KKR is not aware of any material differences in accounting policies and financial statement classifications that would have a material impact on the pro forma financial information with the exception of ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“CECL”). Since Global Atlantic is not an SEC registrant, the adoption date for CECL would have been January 1, 2023. For purposes of the pro forma financial information, we have assumed that the adoption of CECL occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 reflects all expected credit losses for financial assets held at June 30, 2020 based on historical experience, current conditions, and reasonable and supportable forecasts.
Following the Acquisition, KKR will conduct a review of Global Atlantic’s accounting policies in an effort to determine if there are any additional material differences that require reclassification of Global Atlantic’s revenues, expenses, assets or liabilities to conform to KKR’s accounting policies and classifications. As a result of that review, KKR may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial information. For purposes of the pro forma financial information, Global Atlantic’s investments have been presented as an aggregated amount on the unaudited pro forma condensed combined statement of financial condition.

Note 4 – Calculation of Preliminary Estimated Purchase Price and Transaction Financing
The preliminary estimated purchase price including Rollover Investors and Co-Investors for the transaction is estimated to be $4,360 million based on the GA Book Value as of June 30, 2020. Excluding Rollover Investors and Co-Investors, the preliminary estimated consideration to be paid by KKR is expected to be $2,616. This preliminary consideration does not purport to represent the actual amount of the total consideration that will be paid by KKR at the closing of the Acquisition.
The Acquisition is expected to be funded with a combination of resources, which is expected to include (i) cash on hand, (ii) the issuance of new shares of MCPS, and (iii) to the extent additional equity or debt securities (including senior notes or subordinated notes) of KKR are not issued and additional cash is required to consummate the Acquisition, the existing revolving credit facility available to KKR.
The table below presents the preliminary estimates of the sources of funding that KKR has assumed for purposes of the pro forma financial information, based on currently available information and assumptions that management believes are, under the circumstances and given the preliminary information available at this time, reasonable, directly attributable to the Acquisition, and reflective of currently expected and available capital sources that can be used to complete the Acquisition. There is no guarantee that the actual sources of funds used to complete the Acquisition will be the same as the assumed sources presented in the pro forma financial information. Depending on actual sources of funds used to complete the Acquisition, the actual financial condition and operating results of KKR following the Acquisition may be materially different from the pro forma information.
Preliminary Estimated Consideration ($ in millions)
Corporate Credit Agreement (existing revolving credit facility)	$1,000
MCPS	730
Cash on Hand	886
Estimated KKR Consideration	2,616
Rollover Investors and Co-Investors	1,744
Total Preliminary Estimated Consideration	$4,360
The below describes the estimated sources of funding presented in the table above:
•
an assumed draw-down of $1,000 million from KKR’s existing revolving credit facility, to the extent additional equity or debt securities (including senior notes or subordinated notes) of KKR are not issued and additional cash is required to consummate the Acquisition;

•	assumed proceeds of $730 million, net of issuance costs, from the issuance of MCPS of KKR, which is expected to be classified as equity for accounting purposes according to the expected terms;
•	assumed use of cash on hand of $886 million; and
•
an assumed reduction of $1,744 million in total consideration payable by KKR at closing after giving effect to Rollover Investors and Co-Investors holding an estimated 40% of the economic ownership of Global Atlantic at closing. We have not assumed any discount for lack of control.

Because the Acquisition will be completed only after all the conditions to the Merger Agreement are satisfied or waived, the sources of funding described above are expected to be different from the actual sources of funding used to complete the Acquisition, and such differences may be material. Capital expected to be raised from one or more issuances of securities is subject to market conditions and there can be no assurance that such issuances will generate the amount of proceeds currently anticipated and/or that such issuances will be sufficient to fund the estimated consideration to be paid by KKR. Further, KKR has estimated that approximately 40% of equity interests in Global Atlantic will be held by Rollover Investors and Co-Investors at closing. There can be no assurance that this estimated amount of equity will be rolled over by existing Global Atlantic shareholders and/or raised from minority co-investors as assumed in the pro forma financial information. If the GA Book Value is higher than KKR anticipates and/or KKR is unable to obtain any, or lower than the assumed amount of, Rollover Investors or Co-Investors at closing, KKR will be obligated to pay the additional amount of consideration for the

Acquisition in cash, which will require KKR to procure additional sources of funding, monetize investments and other assets, and/or use additional cash on hand. Additional funding in the form of indebtedness would increase KKR’s interest expense from amounts reflected in the pro forma financial information, and such increase may be material.
Note 5 – Preliminary Fair Value Estimate of Assets to be Acquired and Liabilities to be Assumed
The table below represents an initial allocation of the preliminary estimated consideration to Global Atlantic’s tangible and intangible assets to be acquired and liabilities to be assumed based on KKR’s preliminary estimate of their respective fair values as of June 30, 2020:
$ (millions)	Global Atlantic	Fair Value Adjustments	Fair Value and Goodwill Calculation	Notes
Preliminary Estimated Consideration			$4,360
Total Value to Allocate
Cash and Cash Equivalents	$1,629	$—	1,629
Investments	77,875	260	78,135	6(B)
Accrued Investment Income	561	—	561
Reinsurance Recoverable	4,169	—	4,169
Deferred Policy Acquisition Costs	1,804	(1,804)	—	6(C)
Value of Business Acquired	310	(124)	186	6(D)
Other Assets	803	423	1,226	6(E)
Separate Account Assets	5,015	—	5,015
Total Assets (excluding Goodwill of $63 million)	92,166	(1,245)	90,921
Total Policyholder Liabilities	74,525	1,164	75,689	6(G), 6(H)
Debt	1,163	(93)	1,070	6(I)
Tax Payable to Former Parent Company	85	—	85
Collateral on Derivative Instruments	485	—	485
Funds Withheld Payable at Interest	1,980	—	1,980
Securities Sold under the Agreement to Repurchase	402	—	402
Accrued Expenses and Other Liabilities	1,581	(218)	1,363	6(E), 6(J)
Reinsurance Liabilities	255	—	255
Separate Account Liabilities	5,015	—	5,015
Total Liabilities	$85,491	$853	86,344
Fair value of net assets, excluding Goodwill			4,577
Redeemable non-controlling interests and Noncontrolling interests			280
Goodwill attributable to Global Atlantic			$63
Upon consummation of the Acquisition and the completion of a formal valuation study, the estimated fair value of the assets and liabilities will be updated, including the estimated fair value and useful lives of the identifiable intangible assets and allocation of the excess purchase price to goodwill. The calculation of goodwill and other identified intangible assets could be materially impacted by changing fair value measurements caused by the volatility in the current market environment.
Note 6 – Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Condition
Explanation of the adjustments to the unaudited pro forma condensed combined statement of financial condition are as follows:
(A)	To reflect the assumed net cash outflow to complete the Acquisition, including equity issuance costs.
(B)	To reflect the estimated fair value of acquired investments that were previously not carried at fair value.

(C)	Removal of Global Atlantic’s historical deferred policy acquisition costs (“DAC”) of $1,804 million.
(D)
Recognition of the preliminary fair value of the VOBA totaling $186 million which represents the present value of the expected future profit from policies in-force at June 30, 2020, partially offset by the removal of Global Atlantic’s historical VOBA of $310 million.

(E)	To reflect the following:
a.	Removal of historical intangible assets of $22 million;
b.
Preliminary fair value of identifiable intangible assets (excluding VOBA and goodwill). The preliminary amounts assigned to identifiable intangible assets and estimated weighted average useful lives are as follows:

	($ in millions)	Average Useful Life (in years)
VODA	$50	20
Trade Names	55	Indefinite
State Insurance Licenses	10	Indefinite
Total Identifiable Intangible Assets	$115
c.
To reclassify Global Atlantic’s net deferred tax liabilities to net deferred tax assets for the unaudited pro forma condensed combined statement of financial condition (totaling $227 million) and to reflect the preliminary estimate of the deferred tax impact of the fair value adjustments included herein (totaling $578 million). The preliminary pro forma fair value adjustments assume that all such assets are domestic and are tax affected at the U.S. federal rate. The related deferred tax asset adjustment may be subject to change if the intangible assets are located in a non-U.S. jurisdiction.

d.	Removal of historical deferred sales inducements (“DSI”) of $21 million which are eliminated since the value of policies in-force on that date are considered within the fair value of the VOBA.
e.
To reflect goodwill representing the estimated excess of the preliminary consideration over the preliminary fair value of the assets to be acquired and liabilities to be assumed of $63 million. Goodwill is not expected to be deductible for U.S. federal income tax purposes.

(F)
To reflect the assumed draw-down from KKR’s existing revolving credit facility to the extent additional equity or debt securities (including senior notes or subordinated notes) of KKR are not issued and additional cash is required to consummate the Acquisition.

(G)	To reflect the estimated fair value of Global Atlantic’s Future Policyholder Benefits.
(H)
To reflect the estimated fair value of Global Atlantic’s Contractholder Deposit Funds and Other Policyholder Liabilities totaling $1,386 million, and to eliminate historical Global Atlantic Unearned Revenue Reserves (“URR”) of $153 million and Deferred Revenue Liabilities (“DRL”) of $407 million, for a total net adjustment of $826 million.

(I)	To reflect the estimated fair value of Global Atlantic’s debt which includes the elimination of the historical unamortized debt issue costs.
(J)	To reflect the estimated liabilities for transaction costs of $20 million and $9 million for KKR and Global Atlantic, respectively.

(K)	The following table summarizes the pro forma adjustments impacting equity:
($ in millions)	Adjustments to Global Atlantic Historical Equity	Rollover Investors and Co-Investors	Other Items	Total Pro Forma Adjustments
MCPS	$—	$—	$730	$730
Common Stock	(1)	—	—	(1)
Additional Paid-in Capital	(1,532)	—	—	(1,532)
Retained Earnings	(2,833)	—	(20)	(2,853)
Accumulated Other Comprehensive Income	(2,029)	—	—	(2,029)
Noncontrolling Interests	—	1,744	—	1,744
Total Equity	$(6,395)	$1,744	$710	$(3,941)
Adjustment to Global Atlantic Historical Equity: Represents the elimination of Global Atlantic’s historical equity.
Rollover Investors and Co-Investors: Represents assumed economic ownership of Global Atlantic by Rollover Investors and Co-Investors which is expected to result in KKR’s economic ownership of approximately 60% of Global Atlantic.
Other Items: Represents the (i) assumed issuance of MCPS of $750 million, net of estimated issuance costs of $20 million and (ii) KKR’s estimated transaction costs reflected as liabilities as per Note 6(J).
Note 7 – Adjustments to Pro Forma Statements of Operations
Explanations of the adjustments to the unaudited pro forma condensed combined statements of operations are as follows:
(A)
To (i) eliminate the historical URR included within Policy Fees, (ii) eliminate Global Atlantic’s intangible amortization relating to historical DRL and DSI within Policy Benefits and Claims, and (iii) reflect the elimination of historical amortization of DAC and reflect amortization of the fair value of the VOBA and VODA within Amortization of Policy Acquisition Costs.

Subsequent to the Acquisition, the expected amortization relating to the preliminary fair value of the acquired finite lived intangible assets for the five years following the Acquisition is reflected in the table below:
	Estimated Weighted Average Useful Life	Year following the acquisition ($ in million)
	(in years)	Year 1	Year 2	Year 3	Year 4	Year 5
VOBA	30	$ 16	$ 15	$ 13	$ 12	$11
VODA	20	3	3	3	3	3
Total expected amortization		$ 19	$ 18	$ 16	$ 15	$ 14
(B)	To reflect reduced accretion of interest income on available-for-sale securities and mortgage and other loans as a result of fair value adjustments made to these securities and loans.
(C)	To reflect adjustments to the amount of expected credit losses for financial assets under CECL.
(D)	To reflect the amortization of the fair value adjustment to Global Atlantic’s long-term debt through interest expense.
(E)	To reflect the following:
a.	Interest expense on the assumed incremental draw-down from the existing revolving credit facility of $1,000 million using an assumed interest rate of 3% per annum;
b.	Dividend expense from the assumed new issuance of MCPS of $750 million, using an assumed dividend rate of 6%;
c.	Allocation of income to noncontrolling interest holders including (i) an allocation of 40% of the income of Global Atlantic, inclusive of pro forma adjustments, to the Rollover Investors and

Co-Investors who are assumed to have a 40% economic ownership in Global Atlantic at the closing of the Acquisition and (ii) an allocation of the remaining 60% of the income of Global Atlantic, inclusive of pro forma adjustments, to holders of noncontrolling interests in KKR.
An increase or decrease of $100 million in the assumed amount of incremental indebtedness in connection with the Acquisition at the assumed interest rate utilized in the pro forma information would increase or decrease pro forma interest expense by $3 million and $1.5 million for the year ended December 31, 2019 and the six months ended June 30, 2020, respectively. An increase or decrease of 0.50% in the assumed interest rate utilized in the pro forma information at the assumed amount of incremental indebtedness of $1,000 million reflected herein would increase or decrease pro forma interest expense by $5 million and $2.5 million for the year ended December 31, 2019 and the six months ended June 30, 2020, respectively.
(F)
To reflect the income tax effect of the pro forma adjustments related to the Acquisition based on the U.S. federal statutory income tax rate of 21%. Following the closing of the Acquisition, Global Atlantic will continue to file separate U.S. income tax returns in the same manner as they have historically. Due to Global Atlantic’s business as a life insurance company, they will generally pay premium taxes in lieu of state income taxes. Therefore, state income taxes were not taken into consideration for purposes of the blended statutory income tax rate. The effective tax rate of KKR following the closing of the Acquisition may differ from the rate assumed in the pro forma financial information depending on finalization of Rollover Investors’ and Co-Investors’ ownership and any other adjustments and filing obligations that arise as a result of the Acquisition, which are not yet determined.

(G)	To reflect the impact of the estimated transaction costs of $20 million and $9 million for KKR and Global Atlantic, respectively.
(H)	Adjustments to recalculate Pro Forma Earnings Per Share:
	Six Months Ended June 30, 2020	Year Ended December 31, 2019
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$(517)	$2,207
Weighted Average Shares of Common Stock outstanding - Basic	558,961,992	545,096,999
Pro Forma Weighted Average Shares of Common Stock outstanding - Basic	558,961,992	545,096,999

Unvested Equity Awards	—(1)	12,590,513
MPCS as converted	—(1)	20,325,203(2)
Pro Forma Weighted Average Shares of Common Stock outstanding - Diluted	558,961,992	578,012,715
Pro Forma Basic Earnings per Share of Common Stock	$(0.92)	$4.05
Pro Forma Diluted Earnings per Share of Common Stock	$(0.92)	$3.87(3)
(1)
For the six months ended June 30, 2020, unvested shares of KKR common stock and the impact of the conversion of the MCPS have been excluded from the calculation of pro forma diluted earnings per share of common stock because inclusion of such securities would be anti-dilutive having the effect of decreasing the loss per share of common stock.

(2)
Dilution effect of the MCPS has been estimated considering a conversion rate based on a KKR Common Stock price of $36.90, which represents the closing price of KKR common stock on August 7, 2020. Should a different conversion rate be assumed, the potential dilution effect could be materially impacted.

(3)	Amount excludes the estimated dividend on MCPS, net of noncontrolling interests in KKR.